Exhibit 10.1

EXECUTION COPY

SUBORDINATED NOTE PURCHASE AGREEMENT

5.75% FIXED TO FLOATING RATE NOTE DUE SEPTEMBER 30, 2032

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 22, 2022 and is made by and among ENB Financial Corp, a Pennsylvania corporation (the “Company”), and the several purchasers of the Subordinated Notes identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to Twenty Million Dollars ($20,000,000) in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to meet the qualifications for inclusion as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged Performance Trust Capital Partners, LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is either an accredited investor under Rule 501(a)(1)-(3), (7), (9) or (12) of SEC Regulation D or a qualified institutional buyer as such term is defined in SEC Rule 144A(a) as such rules have been promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon Rule 506(b) of Regulation D; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on each Purchaser’s signature page (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1              Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below. Certain other capitalized terms used in this Agreement may be defined elsewhere in this Agreement.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means The Ephrata National Bank, a national banking association.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means July 22, 2022.

“Common Shares” means the Company’s common stock, par value $0.10 per share.

Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) the audited consolidated financial statements of the Company for the year ended December 31, 2021 and filed with the SEC on Form 10-K for the year ending December 31, 2021; (ii) the unaudited financial statements of the Company and the Bank, as applicable, as of and for the quarter ended March 31, 2022 and filed with the SEC on Form 10-Q for the quarter ended March 31, 2022; (iii) the Company’s Parent Only Financial Statements for Small Holding Companies (FR Y-9SP) as of and for the twelve month period ended December 31, 2021 filed with the FRB, and (iv) the Bank’s consolidated reports of condition and income filed (or call report) with the FDIC as of and for the period ended March 31, 2022.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” has the meaning set forth in Section 5.10.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or shares of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“Global Note” has the meaning set forth in Section 3.1.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under Environmental Laws.

“Environmental Laws” mean any applicable laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, et. Seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, common law, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company or any Subsidiary of the Company; and (ii) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed by the Company or any Subsidiary; provided, however, Indebtedness shall not include deposits or other Indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Noteholder” has the same meaning as set forth in the Form of Subordinated Note attached as Exhibit A hereto and incorporated by reference herein.

“Material Adverse Effect” means any change or effect that (i) is or would be reasonably expected to be material and adverse to the financial condition, results of operations, business or assets of the Company and/or the Bank taken as a whole, or (ii) would materially impair the ability of the Company and/or the Bank to perform their respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) orders issued, or changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof taken by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in the general economic, employment or capital market conditions in the United States, including, but not limited to, interest rates, economic or capital market conditions affecting insured depository institutions and their respective holding companies or the market prices for their issued and outstanding securities generally, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank, or the Purchasers, including expenses incurred by the Company, the Bank, or the Purchasers in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by the Company or the Bank with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement or the Subordinated Notes, (6) any act of God, terrorism, war (whether or not declared), armed conflict, civil unrest, natural disaster or any national or international calamity affecting the United States, (7) the effects of any declaration of a state of civil emergency by the government of the United States or of any state of the United States or political subdivision thereof, and (7) the effects of any epidemic, pandemic, or disease outbreak, or continuation or extension of an epidemic, pandemic, or disease outbreak, affecting the United States, including without limitation, all measures taken to protect the health, safety and welfare of the general population of the United States or of any state of the United States or political subdivision thereof.

“Maturity Date” means September 30, 2032.

“Paying Agent” means UMB Bank, N.A., as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of July 22, 2022, between the Company and UMB Bank, N.A., as paying agent and registrar, as amended, modified or restated from time to time.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned, leased, or otherwise used by the Company or any Affiliate or Subsidiary of the Company. For avoidance of doubt, Property includes, without limitation, property repossessed or foreclosed in connection with lending activities of the Bank.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or the Bank.

“Securities Act” has the meaning set forth in the Recitals.

“SEC Filings” have the meaning set forth in Section 6.8.

“Settlement Agent” means UMB Bank, N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as July 22, 2022, between the Company and UMB Bank, N.A., as settlement agent, as amended, modified or restated from time to time.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. 217, Part 12 C.F.R. Part 225, and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2              Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes or the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3              Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1              Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an amount equal to the aggregate of the Subordinated Note Amounts. Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Subordinated Notes and the Settlement Agent Agreement. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.2              Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.3              Maturity Date. On the Maturity Date, the Company shall pay in full all sums due and owing under this Agreement and the Subordinated Notes. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.

2.4              Unsecured Obligations. The obligations of the Company to the Purchasers under the Subordinated Notes and this Agreement shall be unsecured.

2.5              The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. (Eastern Time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.6              Payments. The Company and the Purchasers agree that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.7              No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or the Bank.

2.8              Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes, including, without limitation, to fund future growth and for investment in, or capital contributions to, the Bank.

2.9              No Trust Indenture. The Subordinated Notes will not be issued pursuant to, or be the subject of, a trust indenture.

2.10          No Credit Rating. The Subordinated Notes will not be rated by a nationally recognized statistical rating organization.

3.	DISBURSEMENT.

3.1              Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company or waived by the applicable Purchaser and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Subordinated Note and any other related documents in form and substance reasonably satisfactory to the Purchasers and the Company, each Purchaser shall disburse their respective Subordinated Note Amount, which is set forth on such Purchaser’s signature page, in immediately available funds to the Company in exchange for (a) a Subordinated Note with a principal amount equal to such Subordinated Note Amount or (b) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Subordinated Note with a principal amount equal to such Subordinated Note Amount, as applicable (the “Disbursement”). The Company will deliver (i) to the Settlement Agent, a global certificate representing the Subordinated Note (the “Global Note”) registered in the name of Cede & Co., as a nominee for DTC, (ii) to each applicable Purchaser of the Subordinated Notes not represented by the Global Note, such Purchaser’s Subordinated Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (iii) to the Paying Agent, a list of Purchasers receiving the Subordinated Notes in the Disbursement under clause (ii) above.

3.2             Conditions Precedent to Disbursement.

3.2.1                Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by them at Closing and to effect the Disbursement is subject to the fulfillment of or delivery by or at the direction of the Company to such Purchaser (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the Paying Agent Agreement, the Paying Agent, and with respect to the opinions of counsel, the Placement Agent), on or prior to the applicable Closing Date, of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1   Transaction Documents. This Agreement, the Settlement Agent Agreement, the Paying Agent Agreement, the Global Note and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

3.2.1.2 Authority Documents.

(a)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the articles of incorporation of the Company and all amendments thereto as in effect as of the Closing Date;

(b)	A certificate of good standing of the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania;

(c)	A certificate of existence of the Bank issued by the Office of the Comptroller of the Currency;

(d)	A copy, certified by the Secretary or Assistant Secretary, of the bylaws of the Company and all amendments thereto as in effect as of the Closing Date;

(e)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the execution, delivery and performance of the Transaction Documents;

(f)	An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement;

(g)	The opinion of Bybel Rutledge LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Purchasers and Placement Agent; and

(h)	A confirmation of registered status of the Company issued by the Federal Reserve Bank of Philadelphia.

3.2.1.3         Other Requirements. Such other additional information regarding the Company or the Bank and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as the Purchaser may reasonably require.

3.2.1.4      Aggregate Investments. Each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page.

3.2.1.5       Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the aggregate failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect on the Company (and except that representations and warranties made as of a specified date need only be true and correct as of such date).

3.2.1.6      Covenants. All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.2.2               Conditions to the Company’s Obligation. The obligation of the Company to consummate the Closing with respect to a given Purchaser is subject to the satisfaction or written waiver by the Company of the following conditions at or prior to the Closing:

3.2.2.1     Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank or the transactions contemplated by this Agreement by any Governmental Agency which imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company to such a degree that the Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

3.2.2.2    With respect to that Purchaser, such Purchaser shall have delivered to the Company a duly authorized and executed signature page to this Agreement.

3.2.2.3      The representations and warranties made by that Purchaser in Section 6 hereof shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the failure to be so true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of the Purchaser to perform Purchaser’s obligations hereunder (and except that representations and warranties made as of a specified date need only be so true and correct as of such date).

3.2.2.4    All covenants and agreements contained in this Agreement to be performed by that Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to each Purchaser as follows:

4.1	Organization and Authority.

4.1.1               Organization Matters of the Company and Its Subsidiaries.

4.1.1.1     The Company is a bank holding company registered with the FRB under the Bank Holding the Company Act of 1956, as amended. The Company is a corporation validly existing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.1.1.2     The Bank is the only Subsidiary of the Company. The Bank is a national banking association and has the corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding Equity Interests in the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the Equity Interests in the Bank were issued in violation of the preemptive or similar rights of any security holder of the Bank or any other Person.

4.1.1.3     The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC- insured institution.

4.1.2               Capital Shares and Related Matters. The articles of incorporation of the Company authorize the Company to issue 24,000,000 Common Shares. As of March 31, 2022, there were 5,595,152 of Common Shares issued and outstanding. All of the outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in, or permitted by, Section 5.3.5(c)(i)-(v), there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person.

4.2	No Impediment to Transactions.

4.2.1               Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2               Agreement. Each of this Agreement, the Settlement Agent Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Purchasers, the Settlement Agent or the Paying Agent, as applicable, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3               Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when executed by the Company and issued, delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4                  Exemption from Registration. Neither the Company, nor the Bank, nor to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any director or executive offer of the Company or other officer of the Company participating in the offer and sale of the Subordinated Notes except a Disqualification Event described in Rule 506(d)(2) or (3) (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) with respect to any Company Covered Person. Based upon a written representation by the Placement Agent, to the Company’s knowledge, the Placement Agent, no general partner or managing member of the Placement Agent, director or executive officer of the Placement Agent or officer of the Placement Agent participating in the offer or sale of the Subordinated Notes is subject to a Disqualification Event or a Disqualification Event that requires disclosure under Rule 506(e).

4.2.5                  No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the articles of incorporation or bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any material contract, agreement, indenture, mortgage, deed of trust, pledge, loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (4) any statute, rule or regulation applicable to the Company, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have a Material Adverse Effect. The Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes) restricting the ability the Bank to pay dividends out of profits or make any other distributions to the Company.

4.2.6                Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act and the Exchange Act and any “notice filings” under state securities laws or “blue sky” laws of the various states.

4.3              Possession of Licenses and Permits. Each of the Company and the Bank possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect on the Company or the Bank; each of the Company and the Bank is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not have a Material Adverse Effect on the Company or the Bank; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company or the Bank; and neither the Company nor the Bank has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses.

4.4             Financial Condition.

4.4.1                Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been provided to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet (or notes thereto) of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2                Absence of Default. Since the date of the latest audited consolidated financial statements of the Company, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which reasonably would be expected to result in a Material Adverse Effect on the Company.

4.4.3                Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Bank.

4.4.4                Ownership or Use of Property. Each of the Company and the Bank have good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and the Bank in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public deposits or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or FRB, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Bank. The Company and the Bank, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or the Bank, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it.

4.5              No Material Adverse Change. Since December 31, 2021, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect. No changes in the Chief Executive Officer or Chief Financial Officer of the Company or the Bank are currently contemplated.

4.6             Legal Matters.

4.6.1               Compliance with Law. Each of the Company and the Bank (i) has complied in all material respects with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any written notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties. Each of the Company and the Bank is in compliance in all material respects with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees. At no time during the two years prior to the date hereof has the Company or the Bank received any written notice asserting any material violations of any of the foregoing, except for any violations that (A) have been resolved, (B) in the reasonable judgment of the Company are in the process of being resolved, or (C) have not had, and are not reasonably expected to have, a Material Adverse Effect.

4.6.2                Regulatory Enforcement Actions. Each of the Company and the Bank is in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them. None of the Company, the Bank, nor any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3                Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or the Bank at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that would reasonably be expected to have a Material Adverse Effect on the Company or the Bank or affect issuance or payment of the Subordinated Notes; and neither the Company nor the Bank is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that will have a Material Adverse Effect on the Company or the Bank.

4.6.4                Environmental. To the knowledge of the Company, all Property is in material compliance with Environmental Laws, and neither the Company nor the Bank has engaged in the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, or transportation of any Hazardous Materials on any Property except in material compliance with Environmental Laws. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or the Bank by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Environmental Law.

4.6.5                Brokerage Commissions. Except for commissions paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee, or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6                Investment the Company Act. Neither the Company nor the Bank comes within the definition of an “investment company” under Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”) or is controlled, as that term is defined in Section 2(a)(9) of the 1940 Act, by an investment company.

4.7           Intentionally blank.

4.8           Internal Accounting Controls. Each of the Company and the Bank has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect, in all material respects, the transactions and dispositions of the Company’s and the Bank’s assets, provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s and the Bank’s receipts and expenditures are being made in accordance with policies and procedures of the Company and the Bank, as the case may be, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company and the Bank that could have a Material Adverse Effect on the Company’s Reports.

4.9          Tax Matters. Each of the Company and the Bank have (a) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that they are required to file with governmental tax agencies, and all such tax returns have been filed timely and are true, correct and complete in all material respects, and (b) paid all material taxes required to be paid by them and any other material tax assessment, fine or penalty levied against them other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings, or (z) are not yet due.

5.	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser as follows:

5.1              Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2              Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. This Section 5.2 shall not apply to transactions to which the Bank is a party.

5.3              Compliance with Laws.

5.3.1               Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in allmaterial respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership, leasing, or use of its Properties (including without limitation, all Environmental Laws), except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company.

5.3.2               Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations or, (ii) make any loan or advance secured by the capital stock or shares of another bank or depository institution, or acquire the capital stock or shares, assets or obligations of or any Equity Interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3         Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary as they become due and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim unless due or, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.

5.3.4        Corporate Existence. the Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and the other Subsidiaries and its and their rights, licenses and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank or the other Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Subsidiaries or any such right, license or franchise of the Company or any of its Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof will not cause a Material Adverse Effect.

5.3.5         Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of a failure by the Company to make any required payment of principal or interest on the Subordinated Notes or of an Event of Default (as defined under the Subordinated Notes), until such failure or Event of Default is cured or waived by the Noteholders, the Company shall not, except as required by any federal or state Governmental Agency, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its shares; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s shares; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s shares or the exchange or conversion of one class or series of the Company’s shares for another class or series of the Company’s shares; (iv) the purchase of fractional interests in the Company shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (v) purchases of any class of the Company shares related to the issuance of Common Shares or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of Common Shares in lieu of an award recipient’s tax obligations under any equity award).

5.3.6         Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter if so requested by the Company, the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event (as defined in the Subordinated Notes). At any time and from time to time, if the capital adequacy requirements and guidelines of the FRB otherwise applicable to bank holding companies are not applicable to the Company by reason of the “Small Bank Holding the Company and Savings and Loan Holding the Company Policy Statement” of the FRB, codified as Appendix C to 12 CFR Part 225, as amended from time to time, (the “SBHC Policy Statement”), then the provisions of this Agreement that refer to capital adequacy or related concepts shall be applied, solely for purposes of this Agreement, as if the SBHC Policy Statement did not exempt the Company from them.

5.4              Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5              Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”).

5.6              Intentionally Blank.

5.7              Bloomberg. The Company agrees to request that the Placement Agent deliver a term sheet containing the material terms of the Subordinated Notes to Bloomberg.

5.8              CUSIP Numbers. Prior to the Closing Date, the Company shall cause CUSIP numbers to be obtained for the Subordinated Notes and printed on the Subordinated Notes pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures.

5.9              Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any sell of such Subordinates Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.10          DTC Eligibility. Upon a request of a holder of a Subordinated Note that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (each, a “QIB”),

the Company shall use commercially reasonable efforts to cause the Subordinated Notes held by such QIB to be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any partial redemption made pursuant to the terms of the Subordinated Notes will be processed through the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:

6.1              Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform the Purchaser’s obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.

6.2              Authorization and Execution. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement has been duly authorized, executed and delivered by such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3              No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser or its Affiliate is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4              Purchase for Investment. The Purchaser is purchasing the Subordinated Note for Purchaser’s own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5              Status as an Accredited Investor or Qualified Institutional Buyer. The Purchaser is, and will be on the Closing Date, either an “accredited investor” under Rule 501(a)(1)-(3), (7), (9) or (12) of SEC Regulation D or a qualified institutional buyer as such term is defined in SEC Rule 144A(a) as such rules have been promulgated under the Securities Act.

6.6              Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Subordinated Notes. Purchaser has relied solely upon the Purchaser’s own knowledge of, and/or the advice of the Purchaser’s own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7              Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. The Purchaser has the ability to bear the economic risk of Purchaser’s prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely and the ability to bear a complete loss of all of the principal amount of the Subordinated Note and any accrued but unpaid interest thereon purchased under this Agreement.

6.8              Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) Purchaser has conducted the Purchaser’s own examination of the Company and the terms of the Subordinated Notes to the extent the Purchaser deems necessary to make a decision to invest in the Subordinated Notes; and (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to make a decision to purchase the Subordinated Notes including, without limitation, information, including risk factors, financial data and management’s discussion and analysis of the Company’s results of operations, as respectively set forth in the Company’s Annual Report on SEC Form 10-K for the year ending December 31, 2021 and the Company’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC as well as current reports made by the Company on SEC Form 8-K and filed with the SEC, all of which are deemed incorporated by reference into this Agreement and which are available at www.sec.gov (collectively, the “SEC Filings”). The Purchaser has reviewed the information set forth in the Company’s Reports and the exhibits and schedules hereto provided by the Company in connection with the offer and sale of the Subordinated Notes and contained in the electronic data room established by the Placement Agent and the SEC Filings.

6.9              Access to Information. The Purchaser acknowledges that the Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been reasonably requested by the Purchaser and its advisors and have been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10          Investment Decision. The Purchaser has made its own investment decision based upon the Purchaser’s own judgment, due diligence, and advice from such advisors as the Purchaser has deemed necessary and not upon any view expressed by any other Person, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of the Purchaser or otherwise acted on behalf of or for the benefit of the Purchaser and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting or investment advice.

6.11          Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal registration set forth in Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act, preemption of state securities registration requirements under Section 18 of the Securities Act, and exemptions from registration under state securities laws. The Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser represents that it has not been solicited with respect to investment in the Subordinated Notes except in the jurisdiction of its address appearing on Purchaser’s signature page to this Agreement. The Purchaser further acknowledges and agrees that all instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell, pledge or otherwise transfer the Subordinated Note or any portion thereof or interest therein within six (6) months of the date of this Agreement unless exemptions from the Securities Act and applicable state securities laws are available to the Purchaser or the Subordinated Notes are registered under the Securities Act.

6.12          Placement Agent. The Purchaser will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13        Accuracy of Representations. The Purchaser understands that each of the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

7.	MISCELLANEOUS.

7.1              Prohibition on Assignment by the Company. Except as described in Section 8(b) (Merger or Sale of Assets) of the Subordinated Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Noteholders must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2              Time of the Essence. Time is of the essence with respect to this Agreement.

7.3              Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 5 (Events of Default; Acceleration), Section 6 (Failure to Make Payments), Section 7 (Affirmative Covenants of the Company), Section 8 (Negative Covenants of the Company), or Section 15 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; (vii) make any changes to Section 7.3 (Waiver or Amendment) of this Agreement that adversely affects the rights of any consenting holder of a Subordinated Note; (viii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes; or (ix) modify the terms of subordination of the affected Subordinated Note in a manner adverse to the holder. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency, to ensure that the proceeds from the sale of the Subordinated Notes continues to qualify as Tier 2 Capital to the Company, or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by the Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided at law or in equity. No notice or demand on the Company in any case shall, in and of itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4              Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this

Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5              Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	ENB Financial Corp
P.O. Box 457
31 East Main Street
Ephrata, PA 17522
Attention: Chief Financial Officer

with a copy to:	Bybel Rutledge LLP
1017 Mumma Road
Suite 302
Lemoyne, PA 17043 Attention: Nicholas Bybel, Jr.

if to Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the Business Day of delivery to such courier (provided next Business Day delivery was requested).

7.6              Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless the Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

7.7              No Joint Venture or Fiduciary Relationship. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Purchaser, shall be deemed to make the Purchaser a partner or joint venturer with the Company nor give rise to a fiduciary relationship between the Company and any Purchaser.

7.8              Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9              Entire Agreement. This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

7.10          Choice of Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which the Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by the Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing. Each Purchaser hereby irrevocably submits to the exclusive jurisdiction of the Court of Common Pleas of Lancaster County, Pennsylvania and the U.S. District Court for the Eastern District of Pennsylvania over any action or proceeding arising out of or relating to this Agreement and each other Transaction Document and the transactions related thereto, regardless of whether a claim sounds in contract, tort, or otherwise and regardless of whether a claim is at law or in equity, and each Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Purchaser on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. Each Purchaser agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.11          No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.12          Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13          Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14          Knowledge; Discretion. All references herein to the Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge as of the date hereof of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Purchaser, to the making of a determination or designation by the Purchaser, to the application of the Purchaser’s discretion or opinion, to the granting or withholding of the Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Purchaser, or otherwise involving the decision making of the Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15          Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.16          Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

ENB FINANCIAL CORP

By:_____________________________
Rachel G. Bitner, Chief Financial Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[INSERT PURCHASER’S NAME]

By:
Name: [●]
Title: [●]

Address of Purchaser:

Principal Amount of Purchased Subordinated
Note: $[●]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

EXECUTION COPY

SUBORDINATED NOTE

ENB FINANCIAL CORP

5.75% FIXED TO FLOATING RATE NOTE DUE SEPTEMBER 30, 2032

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 OF THIS SUBORDINATED NOTE) OF ENB FINANCIAL CORP (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL CREDITORS AND SECURED CREDITORS, AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION, ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, INCLUDING BUT NOT LIMITED TO THE COMPANY’S 4.00% FIXED-TO-FLOATING SUBORDINATED NOTES DUE DECEMBER 31, 2030, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (i) with respect to any obligation that by its terms expressly is junior in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or affiliates, or (iii) on account OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE PURCHASE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS NOT EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT

OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ANY PURCHASER OF THIS SUBORDINATED NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A") OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THIS SUBORDINATED NOTE HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SUBORDINATED NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SUBORDINATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SUBORDINATED NOTE EVIDENCED HEREBY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT

IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

[THE REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

No. 2032-[●]

CUSIP Accredited Investors: 26874L AD3

CUSIP QIBs: 26874L AC5

ENB FINANCIAL CORP

5.75% FIXED TO FLOATING RATE NOTE DUE SEPTEMBER 30, 2032

1.                Subordinated Notes. This Subordinated Note is one of an issue of notes of ENB Financial Corp, a Pennsylvania corporation (the “Company”), designated as the “5.75% Fixed to Floating Rate Note due September 30, 2032” (the “Subordinated Notes”) issued pursuant to that Subordinated Note Purchase Agreement, dated as of the Original Issue Date (as defined herein), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (the “Purchase Agreement”). The “Original Issue Date” of the Subordinated Notes is July 22, 2022.

2.                Payment. The Company, for value received, promises to pay to [●], or its registered assigns, the principal sum of [●] (U.S.) ($[●].00), plus accrued but unpaid interest on September 30, 2032 (“Stated Maturity”) and to pay interest thereon (i) from and including the Original Issue Date of the Subordinated Notes to but excluding July 22, 2027 or the earlier redemption date contemplated by Section 4 of this Subordinated Note at the rate of 5.75% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on June 30 and December 31 of each year (each, a “Fixed Rate Interest Payment Date”), beginning December 31, 2022, and (ii) from and including July 22, 2027 to but excluding the Stated Maturity or the earlier redemption date contemplated by Section 4 of this Subordinated Note, at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 299 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each quarterly period, a “Floating Rate Period”) of each year (each, a “Floating Rate Interest Payment Date”), beginning September 30, 2027. In the event that the Floating Interest Rate for the Floating Rate Period is less than zero, the Floating Interest Rate for such Floating Rate Period shall be deemed to be zero. Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below). Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day; provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(a)                The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Subordinated Notes remain outstanding there will at all times be a Calculation Agent (which may be the Company) appointed to calculate the Floating Interest Rate in respect of each Floating Rate Period. The calculation of the Floating Interest Rate for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Noteholder (as defined below) upon request. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within thirty (30) days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent.

(b)               An “Interest Payment Date” is either a Fixed Rate Interest Payment Date or a Floating Rate Interest Payment Date, as applicable.

(c)                The “Floating interest Rate” means:

(i)       Initially Three-Month Term SOFR (as defined below).

(ii)       Notwithstanding the foregoing clause (i) of this Section 2(c):

(A)       If the Calculation Agent determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders and Section 2(d) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Rate Period.

(B)       However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Rate Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(d)       Effect of Benchmark Transition Event

(i)       If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)       In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and such changes shall become effective without consent from the Noteholders or any other party.

(iii)       The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark under this Section 2(d). Any determination, decision or election that may be made by the Calculation Agent under the terms of the Subordinated Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(A)       will be conclusive and binding absent manifest error;

(B)       if made by the Company as the Calculation Agent, will be made in the Company’s sole discretion;

(C)       if made by the Calculation Agent, other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(D)       notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the Noteholders or any other party.

(iv)       If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Subordinated Notes, then the Company will make such determination, decision or election on the same basis as described above.

(v)       For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(vi)       If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(vii)       As used in this Subordinated Note:

(A)       “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(B)       “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)       the sum of: (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

(2)       the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(3)       the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

(4)       the sum of: (i) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(C)       “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)       the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(D)          “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(E)          “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

                                                  (1)          in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; or

                                                  (2)          in the case of clause (2) or clause (3) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

                                                  (3)          in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

(F)          “Benchmark Transition Event” means the occurrence of one

or more of the following events with respect to the then-current Benchmark:

                                                  (1)          if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

                                                  (2)          a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

                                                  (3)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

                                                  (4)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(G)          “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

(H)          “Calculation Agent” means the agent (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes prior to the commencement of the Floating Rate Period to act in accordance with Section 2.

(I)          “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

                                                   (1)          the rate, or methodology for this rate and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

                                                   (2)          if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified on the face hereof.

(J)          “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(K)          “FRBNY” means the Federal Reserve Bank of New York.

 (L)          “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(M)          “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(N)          “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(O)          “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(P)          “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(Q)          “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(R)          “Reference Time” with respect to any determination of the Benchmark means (a) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (b) if the

Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(S)          “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(T)          “SOFR” means the daily secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website (or such successor’s website).

(U)          “Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(V)          “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or successor administrator).

(W)          “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(X)          “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(Y)          “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

3.	Subordination.

(a)       The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and deposits of The Ephrata National Bank, whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of the Bank and all obligations to the Company’s general and secured creditors for money borrowed; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) any obligation of the Company to its general creditors, as defined or interpreted by the Federal Reserve (as defined herein) for purposes of the capital adequacy regulations of the Federal Reserve applicable to the Company, as the same may be amended or modified from time to time; (vii) all obligations that are similar to those in clauses (i) through (vi) of other Persons (as defined herein) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (viii) all obligations of the types referred to in clauses (i) through (vii) of other Persons secured by a lien on any property or asset of the Company; and (ix) in the case of (i) through (viii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, (C) the Company’s 4.00% fixed to floating rate subordinated notes due December 31, 2030 and (D) any indebtedness between the Company and any of its Subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company or any other Person. The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. The term “Person” as used in this Subordinated Note means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Government Agency as such term is defined in the Purchase Agreement) or any other entity or organization. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The term “Subsidiary”, or in the plural “Subsidiaries”, means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest (as such term is defined in the Purchase Agreement) is directly or indirectly owned by such Person.

(b)       In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior in right of payment to the Subordinated Notes,

(ii)       any indebtedness between the Company and any of its Subsidiaries or Affiliates or (iii) on account of any shares of the Company.

(c)       If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, Section 17 hereof notwithstanding, no payments shall be made by the Company with respect to the Subordinated Notes. The provisions of this subsection shall not apply to any payment with respect to which Section 3(b) hereof would be applicable.

(d)       Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.	Redemption.

(a)       Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to the fifth anniversary of the Original Issue Date, except in the event of a: (i) Tier 2 Capital Event (as defined below); (ii) Tax Event (as defined below); or (iii) Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, subject to Section 4(f) below, the Company may redeem this Subordinated Note in whole or in part at any time, upon giving not less than ten (10) calendar days’ notice to the Noteholders, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is or within one hundred twenty (120) days after the receipt of such opinion, there will be a material risk that this Subordinated Note does not qualify as “Tier 2” Capital (as defined by the Board of Governors of the Federal Reserve System (the “Federal Reserve”)) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or Regulatory Agency (as such term is defined in the Purchase Agreement) that becomes effective after the Original Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)       Redemption on or after Fifth Anniversary. On or after the fifth anniversary of the Original Issue Date, subject to Section 4(f) below, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part at any time and from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000. In addition, subject to Section 4(f) below, the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. In the case of any redemption of this Subordinated Note pursuant to this paragraph, the Company will give the Noteholders notice of such redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, not less than (i) in the cases described in the immediately preceding sentence, ten (10) calendar days, and (ii) in all other cases, no less than thirty (30) but no more than sixty (60) calendar days, prior to the redemption date.

(c)       Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the Noteholder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed.

(d)       No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the Noteholders.

(e)       Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption, interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption, and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the holder hereof to receive the amount payable on such redemption, without interest.

(f)       Regulatory Approvals. Any such redemption shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, any required consent of the Federal Reserve.

(g)       Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes, with the understanding that Subordinated Notes held by the Company will not qualify as Tier 2 Capital.

5.       Events of Default; Acceleration. Each of the following events shall constitute an “Event of Default”:

(a)       the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days or a banking regulator shall have placed the Bank (as such term is defined in the Purchaser Agreement) into receivership;

(b)       the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)       the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company under the Bank Holding Company Act of 1956, as amended;

(d)       the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same shall become due and payable, and the continuation of such failure for a period of fifteen (15) calendar days;

(e)       the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)       the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its Subsidiaries);

(g)       the failure of the Company to perform any other covenant or agreement on the part of the Company contained in this Subordinated Note, and the continuation of such failure for a period of thirty (30) calendar days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 21, to the Company by the holders of not less than fifteen percent (15.0%) in principal amount of the then outstanding Subordinated Notes; or

(h)       the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $5,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an Event of Default described in Section 5(a), Section 5(b) or Section 5(f) occurs, then the principal amount of all of the outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of any Noteholder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding any other provision in this Section 5, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 5(a), Section 5(b) or Section 5(f), no Noteholder may accelerate the Stated Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within thirty (30) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

6.       Failure to Make Payments. In the event of an Event of Default under Section 5(d) or Section 5(e) above, the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Subordinated Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such failure or Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 15 hereof, the Company shall not, except as required by any federal or state governmental agency: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s shares; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s shares; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s shares or the exchange or conversion of one class or series of the Company’s shares for another class or series of the Company’s shares; (iv) the purchase of fractional interests in the Company’s shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; or (v) purchases of any class of the Company’s shares related to the issuance of Common Shares or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of Common Shares in lieu of an award recipient’s tax obligations under any equity award).

7.	Affirmative Covenants of the Company.

(a)       Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Noteholder of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:

(i)       The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of the Company (but only to the extent the Company is required to measure and report such ratios on a consolidated basis under applicable law) or any of the Company’s banking Subsidiaries ceases to be considered “well capitalized” under the appropriate regulatory capital standard;

(ii)       The Company, or the Chief Executive Officer or Chief Financial Officer of the Company, becomes subject to any formal, written regulatory enforcement action (as defined by the applicable regulatory authority); or

(iii)       There is a change in ownership of greater than twenty-five percent (25%) of the outstanding securities of the Company entitled to vote for the election of directors.

(b)       Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note in accordance with the terms hereof.

(c)       Maintenance of Office. The Company will maintain an office or agency in the borough of Ephrata, PA where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served; provided, however, the Company may, from time to time, designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(d)       Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each Subsidiary of the Company; and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Subsidiaries or any such right, license or franchise of the Company or any of its Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(e)       Maintenance of Properties. The Company will, and will cause each Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7(e) will prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

(f)       Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 7(c), Section 7(d) or Section 7(e) above with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in principal amount of the outstanding Subordinated Notes, by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(g)       Company Statement as to Compliance. The Company will deliver to the Noteholders, within one hundred twenty (120) calendar days after the end of each fiscal year, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the knowledge of the executive officer of the Company executing such certificate, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company is in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

(h)       Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be “Tier 2” Capital (as defined by the Federal Reserve (or its then equivalent)), other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will immediately notify the Noteholders and thereafter, if the Company so requests, the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 7(h) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b).

(i)       Compliance with Laws. The Company shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a Material Adverse Effect (as such term is defined in a Purchase Agreement) on the Company and its Subsidiaries taken as a whole.

(j)       Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties as they become due; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(k)	Financial Statements; Access to Records.

(i)       Not later than forty-five (45) days following the end of each six month period for which the Company has not submitted a Consolidated Financial Statements for Holding Companies Reporting Form FRY-9SP to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

(ii)       Not later than one hundred twenty (120) days from the end of each fiscal year (or, if the Company’s auditors have not yet then issued the auditor’s report, promptly following the auditor’s issuance of such report), upon request, the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(iii)       In addition to the foregoing Sections 7(k)(i) and (ii), the Company shall, upon a Noteholder’s reasonable request, furnish such Noteholder with such financial, business and legal information of the Company and the Bank as may be reasonably necessary to allow the Noteholder to confirm compliance by the Company with this Subordinated Note; provided, however, in no event shall the Company or the Bank be obligated hereunder to furnish or share (A) confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, reports of examination, or any other confidential, supervisory information, (B) any information that could cause the Company or the Bank to waive attorney/client privilege, or (C) any information the disclosure of which would be prohibited by applicable law, rule, or regulation. Prior to any additional disclosure under this Section 7(k)(iii), the Company may require Noteholder to enter into a customary non-disclosure agreement.

8.       Negative Covenants of the Company. So long as this Subordinated Note is issued and outstanding:

(a)       Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on shares or other equity securities of any kind of the Company if the Company is not “well capitalized” for all regulatory purposes immediately prior to the declaration, and after giving effect to the payment, of such dividend or distribution, except for dividends payable solely in Common Shares (as such term is defined in the Purchase Agreement) of the Company.

(b)       Merger or Sale of Assets. The Company shall not merge into another entity or convey, transfer or lease substantially all of its properties and assets to any Person, unless:

(i)       the continuing entity into which the Company is merged or the Person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; provided, however, that no further express assumption is needed by any successor by merger to the Company to the extent such legal successor assumes the Company’s obligations hereunder by operation of law; and

(ii)       immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

(c)       Continuance of Business. Other than in connection with a transaction which complies with Section 8(b), the Company shall not take any action, omit to take any action or enter into any other transaction that would have the effect of: (i) the Company ceasing to be a bank holding company under the Bank Holding Company Act of 1956, as amended (provided, however, for the avoidance of doubt, nothing herein is intended to prohibit the Company from electing to be a financial holding company or, following such an election, exiting financial holding company status), (ii) the liquidation or dissolution of the Company or the Bank, (iii) the Bank ceasing to be an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended, or (iv) the Company owning less than one hundred percent (100%) of the outstanding shares of the Bank.

(d)       No Restrictions on Distributions from the Bank. The Company will not permit the Bank to enter into any agreement (other than an agreement mandated by a Regulatory Agency) which restricts the ability of the Bank to declare and pay any dividend or to make any other distribution on its shares or to make advances to the Company.

9.       Global Subordinated Notes.

(a)       The Company shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by Noteholders that are Qualified Institutional Buyers shall be issued in the form of one or more Global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)       Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the

Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within 90 days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within 90 days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 9(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)       If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 9 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)       Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)       The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers effected by the Depositary.

(f)       The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)       No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.

(h)       The Company, within 30 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Subordinated Note, shall notify all the Noteholders, at their addresses shown on the Security Register (as defined in Section 14 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

10.       Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

11.       Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

12.       Payment Procedures. Payment of the principal and interest payable on the Stated Maturity will be made by check, or by wire or Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the Noteholder of this Subordinated Note if such Noteholder shall have previously provided wire or ACH instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 21 below) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Stated Maturity) shall be made by wire or ACH transfer in immediately available funds or check mailed to the registered Noteholder of this Subordinated Note, as such Person’s address appears on the Security Register (as defined in Section 14 below). Interest payable on any Interest Payment Date shall be payable to the

Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day (such date being referred to herein as the “Regular Record Date”), except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder of this Subordinated Note not less than ten (10) calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against interest due hereunder; and then against principal due hereunder. The Noteholder of this Subordinated Note acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes including but not limited to the Company’s 4.00% fixed-to-floating subordinated notes due December 31, 2030. In the event that the Noteholder of this Subordinated Note receives payments in excess of the Noteholder’s pro rata share of the Company’s payments to the Noteholders of all of the Subordinated Notes, then the Noteholder of this Subordinated Note shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

13.       Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

14.       Registration of Transfer, Security Register. Except as otherwise provided herein or in the Purchase Agreement, and subject to limitations on transfer under applicable state and federal securities laws, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the holder of this Subordinated Note in person, or by such holder’s attorney duly authorized in writing, at the Payment Office. The Company shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder, with such tax identification number or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Stated Maturity or (ii) the due delivery of notice of redemption.

15.       Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and the Company shall not be affected by any notice to the contrary.

16.       Waiver and Consent.

(a)       Any consent or waiver given by the Noteholder of this Subordinated Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the holder of this Subordinated Note to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution that shall be a holder of this Subordinated Note or that otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(b)       No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 5 (Events of Default; Acceleration), Section 6 (Failure to Make Payments), Section 7 (Affirmative Covenants of the Company), Section 8 (Negative Covenants of the Company), or Section 16 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; (vii) disproportionately affect the rights of any of the Noteholders of the then outstanding Subordinated Notes; (viii) permit the Company to declare or pay any cash dividends while an Event of Default is continuing or; modify the terms of subordination of the affected Subordinated Note in a manner adverse to the holder. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided at law or in equity. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided at law or in equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

17.       Absolute and Unconditional Obligation of the Company. No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

18.       No Sinking Fund, Trust Indenture or Credit Rating; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not being issued pursuant to, or is the subject of, any trust indenture. This Subordinated Note is not subject to any rating by a nationally recognized statistical rating organization. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

19.       Priority. The Subordinated Notes ranks in pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment of the Subordinated Notes and all Senior Indebtedness.

20.       No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, agent, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the holder of this Subordinated Note and as part of the consideration for the issuance of this Subordinated Note.

21.       Notices. All notices to the Company under this Subordinated Note shall be in writing and addressed to the Company at ENB Financial Corp, P.O. Box 457, 31 East Main Street, Ephrata, PA 17522, Attention: Chief Financial Officer, or to such other address as the Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at such Noteholder’s address as set forth in the Security Register. Any notice mailed as provided in this section shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice; provided, further, that failure of the Company to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Noteholder shall not affect the validity of the proceedings for any redemption under Section 4 or any matter required to be presented to the Noteholders for approval.

22.       Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. Subject to the terms and conditions of this Subordinated Note and compliance with applicable securities laws and regulations, the Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder.

23.       Further Issues. The Company may, without the consent of the Noteholders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Original Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

24.       Governing Law; Interpretation. This Subordinated Note will be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania as to contracts to be performed wholly within its jurisdiction and without regard to conflict of law principles thereof. This Subordinated Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the regulatory rules and guidelines of the Federal Reserve, and the terms hereof shall be interpreted in a manner to satisfy such intent, subject to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the maturity date of the Subordinated Notes. At any time and from time to time, if the capital adequacy requirements and guidelines of the Federal Reserve otherwise applicable to bank holding companies are not applicable to the Company by reason of the “Small Bank Holding the Company and Savings and Loan Holding Company Policy Statement” of the Federal Reserve, codified as Appendix C to 12 CFR Part 225, as amended from time to time, (the “SBHC Policy Statement”), then the provisions of this Subordinated Note that refer to capital adequacy or related concepts shall be applied, solely for purposes of this Subordinated Note as if the SBHC Policy Statement did not apply to the Company.

25.       Submission to Jurisdiction. Each Noteholder hereby irrevocably submits to the exclusive jurisdiction of the Court of Common Pleas of Lancaster County, Pennsylvania and the U.S. District Court for the Eastern District of Pennsylvania over any action or proceeding arising out of or relating to this Subordinated Note and the transactions related thereto, regardless of whether a claim sounds in contract, tort, or otherwise and regardless of whether a claim is at law or in equity, and each Noteholder hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Noteholder on behalf of itself and its successors and assigns, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of Forum Non Conveniens or otherwise. Each Noteholder agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

ENB FINANCIAL CORP

By:	______________________________
Rachel G. Bitner, Chief Financial Officer

ATTEST:

___________________________

Adrienne L. Miller

Corporate Secretary

This is a global certificate representing the Subordinated Notes issued by ENB Financial Corp referred to in the Note Purchase Agreement dated July 22, 2022.

UMB Bank, National Association

___________________________

Name:

Date:

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

[Capitalized terms used herein but not defined have the meanings assigned in the Subordinated Note]

To assign this Subordinated Note of ENB Financial Corp (the “Company”), fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. Number

and irrevocably appoint____________________ as agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________	Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:_____________________________

By:  __________________________________

Name :________________________________

Title: _________________________________

Tax Identification No. or SSN#:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that he/she/it [is / is not] (circle one) an Affiliate of the Company and that, to such Person’s knowledge, the proposed transferee [is / is not] (circle one) an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐ (1)	acquired for the undersigned’s own account, without transfer;

☐ (2)	transferred to the Company,

☐ (3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐ (4)	transferred under an effective registration statement under the Securities Act;

☐ (5)	transferred in accordance with and in compliance with Section 4(a)(7) of the Securities Act.

☐ (6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3), (7), (9) or (12) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐ (7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under the Securities Act.

Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

FOR EXECUTION BY AN ENTITY:

Entity name:_____________________________

By:  __________________________________

Name :________________________________

Title: _________________________________

Tax Identification No. or SSN#:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Print name:

FOR EXECUTION BY AN ENTITY:

Entity name:

By:
Name:
Title:

Tax Identification No. or SSN#:

EXHIBIT B

FORM OF OPINION OF COUNSEL

1.       Each of the Company and the Bank (i) has been incorporated and is validly existing (A) under the laws of the Commonwealth of Pennsylvania, in respect of the Company and (B) under the laws of the United States of America, in respect of the Bank, (ii) has all requisite power and authority to conduct its business and activities as presently conducted, to own its properties and to perform its obligations under the Transaction Documents and (iii) is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2.       The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3.       The Bank is a national banking association formed under the laws of the United States of America.

4.       The Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

5.       Each Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Purchasers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.       The Subordinated Notes have been duly authorized by the Company and when executed by the Company and issued, delivered to and paid for, by the Purchasers in accordance with the terms of each Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

7.       Assuming the accuracy and veracity of the representations and warranties of each of the Purchasers and the Company set forth in each Agreement and those of Performance Trust Capital Partners, LLC (“PTCP”) contained in that engagement letter between the Company and PTCP dated June 24, 2022, the Subordinated Notes to be issued and sold by the Company to Purchasers pursuant to the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act in good faith reliance on Rule 506(b) of SEC Regulation D.

B-1